BUZZFEED, INC. ANNOUNCES PROPOSED MAJORITY STAKE INVESTMENT BY BYRON ALLEN’S FAMILY OFFICE
Byron Allen Named Incoming Chairman and Chief Executive Officer of BuzzFeed, Inc.
Jonah Peretti to Transition to President of BuzzFeed AI
Company Also Reports Q1 2026 Financial Results

NEW YORK – May 11, 2026 – BuzzFeed, Inc. (“BuzzFeed” or the “Company”) (Nasdaq: BZFD) today announced the Company has entered into a transaction agreement with Allen Family Digital, LLC, an affiliate of Byron Allen’s family office, under which BuzzFeed, Inc. will accept a majority investment from Allen Family Digital, LLC. Founder and CEO Jonah Peretti will be succeeded by Byron Allen, who will assume the role of Chairman and Chief Executive Officer upon closing, and Peretti will transition to a newly created role as President of BuzzFeed AI.
Under the terms of the agreement, Allen Family Digital will acquire 40 million shares of BuzzFeed, Inc. at a price of $3.00 per share for a total purchase price of $120 million. Upon closing, Allen Family Digital will own approximately 52% of the Company’s outstanding shares. The purchase price will be funded with $20 million in cash at closing, and a $100 million promissory note due five years from closing, accruing interest at 5% annually.
The transaction is currently expected to close by the end of May 2026, subject to customary closing conditions.
The Company also reported financial results for the first quarter ended March 31, 2026.
“Byron Allen has built one of the world’s largest media companies and is one of the most accomplished media entrepreneurs in the industry, having spent 30-plus years transforming distribution infrastructure, identifying strategic assets, and scaling them into something much greater,” said Jonah Peretti, BuzzFeed Founder and CEO. “Byron’s vision, operational experience, and long-term commitment to premium content makes him exceptionally well-positioned to lead BuzzFeed and HuffPost into our next phase of growth. And personally, I’m thrilled Byron is taking over ‘The Late Show With Stephen Colbert’s’ time slot, and highly confident that his relationships with talent will bring some incredible stars to the BuzzFeed platform.”
“To prepare for his arrival, we are planning to make significant changes, including cost reductions and setting up BuzzFeed Studios (including vertical micro-dramas, animation, digital video, and premium studio including feature films) and Tasty as a new independent entity. This investment in our business and Byron’s management roles will provide liquidity and operational focus to BuzzFeed, Inc.,” Peretti continued.
“I will transition to a newly created role as President of BuzzFeed AI. After 20 years as CEO of BuzzFeed, I’m excited to switch my focus to a more hands-on role developing products and technology that are only possible because of recent advances in AI. I’m convinced that AI will fundamentally transform the media industry and empower creative people to build in new ways, and I believe the opportunity is enormous,” Peretti added.
“Jonah is a great visionary and has done a phenomenal job. BuzzFeed and HuffPost have become two iconic global digital media brands with powerful audience reach and strong cultural importance,” said Byron Allen, incoming Chairman and CEO of BuzzFeed. “Our vision is to build on the iconic foundation of BuzzFeed and HuffPost by expanding into free-streaming video, audio and user-generated content. As of this moment, with the power of AI, BuzzFeed is officially chasing YouTube to become another premiere free video streaming service.”
Jonah Peretti co-founded BuzzFeed in 2006 and has served as the Company’s Chief Executive Officer since its founding. Under his leadership, BuzzFeed became one of the defining digital media brands of a generation, pioneering social distribution, viral content, and AI-assisted publishing. In his new role as President of BuzzFeed AI, Peretti will bring his strategic focus to applied AI research, product innovation, and the development of new technology-driven media formats.

Byron Allen is the Founder, Chairman and CEO of Allen Media Group which he founded in 1993 and is headquartered in Los Angeles. Allen owns 13 ABC-CBS-NBC network affiliate broadcast television stations in 11 U.S. markets and ten 24-hour HD television networks serving nearly 275 million subscribers: THE WEATHER CHANNEL, PETS.TV, COMEDY.TV, RECIPE.TV, CARS.TV, ES.TV, MYDESTINATION.TV, JUSTICECENTRAL.TV, THEGRIO TELEVISION NETWORK, and HBCU GO. Allen also owns the digital streaming platforms HBCU GO, SPORTS.TV, LOCAL NOW, and THE WEATHER CHANNEL STREAMING APP. Allen owns a two-hour nightly comedy block on CBS Network and also produces, distributes, and sells advertising for 74 television programs, making him one of the largest independent producers / distributors of first-run syndicated television programming for broadcast television stations, cable networks, and digital platforms.
First Quarter 2026 Financial Results and Operational Highlights
BuzzFeed delivered Q1 2026 revenues of $31.6 million, declining 12.4% compared to the first quarter of 2025
●Advertising revenue declined 19.8% year-over-year to $17.1 million.
●Content revenue increased 69.1% year-over-year to $7.5 million.
●Commerce and other revenue declined 32.0% year-over-year to $6.9 million.
Net loss was $15.1 million, compared to a net loss of $12.5 million in Q1 2025.
Adjusted EBITDA1 was negative $7.8 million for Q1 2026, compared to negative $5.9 million in Q1 2025.
In Q1 2026, audience Time Spent2 with our content totaled 60.6 million hours, reflecting an approximately 10.7% decline compared to Q1 2025, consistent with traffic headwinds and broader platform distribution dynamics.
Business and Content Highlights
●BuzzFeed, the Company’s largest brand, maintained its position as the #1 brand in total U.S. time spent among any single media brand in its competitive set3, reaching 36.8 million hours in Q1 2026, up 10% year-over-year. This outpaced second-place People at 33.0 million hours.
●HuffPost recorded 15.5 million hours in total U.S. time spent in Q1 2026, significantly outperforming competitors including The New Yorker (4.0 million hours), Vanity Fair (3.4 million hours), New York Magazine (2.8 million hours), Vox.com (1.3 million hours), and Bustle.com (0.8 million hours).
●Direct visits, internal referrals, and app pageviews continued to account for a majority of traffic on BuzzFeed’s owned and operated properties, with direct traffic surpassing both Facebook and Google referrals as one of the largest traffic sources for BuzzFeed.com.
Full Year 2026 Financial Outlook
As we work to close transactions and explore strategic opportunities, we are withholding 2026 guidance at this time. We expect to provide an update on our financial outlook in the coming months.
Quarterly Conference Call
BuzzFeed’s management team will hold a conference call to discuss our first quarter 2026 results today, May 11, at 5 PM ET. The call will be available via webcast at investors.buzzfeed.com under the heading News and Events, and parties interested in participating must register in advance at the same location. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number
1As used throughout, Adjusted EBITDA is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” below for a description of how it is calculated and the tables at the back of this earnings release for a reconciliation of our GAAP and non-GAAP financial results. Certain figures throughout this document may not foot due to rounding.
2 Refer to the definition of “Time Spent” below.
3 Competitive set includes People.com brand, Condé Nast Digital Group, Vox Media Group, Vogue.com, and Bustle.com.

along with a unique PIN that can be used to access the call. While it is not required, it is recommended you join 5 minutes prior to the event start time. A replay of the call will be made available at the same URL.
We have used, and intend to continue to use, the Investor Relations section of our website at investors.buzzfeed.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Definitions
BuzzFeed reports revenues across three primary business lines: Advertising, Content, and Commerce and other. The definition of “Time Spent” is also set forth below.
●Advertising revenues are primarily generated from advertisers, both programmatically and directly, for ads distributed against our editorial and news content, including display, pre-roll and mid-roll video products. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily YouTube and Apple News.
●Content revenues are primarily generated from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content. Studio generally includes revenue from films, micro-dramas, content licensing, TV projects, and other projects inspired by BuzzFeed IP.
●Commerce and other revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our product licensing businesses are also included here.
●Time Spent captures the time audiences spend engaging with our content across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore. This metric excludes time spent with our content on platforms for which we have minimal advertising capabilities that contribute to our Advertising revenues, including Instagram, TikTok, Facebook, Snapchat, and X (formerly Twitter). There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore to represent industry-standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities.
About BuzzFeed, Inc.
BuzzFeed, Inc. is home to the best of the Internet. Across pop culture, entertainment, shopping, food, and news, our brands drive conversation and inspire what audiences watch, read, and buy now — and into the future. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.
Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net loss, excluding the impact of net (loss) income attributable to noncontrolling interests, income tax (benefit) provision, interest expense, net, other expense (income), net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, restructuring costs, amortization of capitalized interest for content, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.
We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management.

There are limitations to the use of Adjusted EBITDA and Adjusted EBITDA margin, and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; actual or potential government shutdowns or failure to raise the U.S. federal debt ceiling; current global supply chain disruptions; the ongoing conflicts in the Middle East and between Russia and Ukraine and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the U.S. and its trading partners; tariffs; the inflationary environment; and the competitive labor market; (2) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (3) demand for our products and services or changes in traffic or engagement with our brands and content; (4) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, any restrictions imposed by, or commitments under, agreements governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes, or governmental investigations to which we are subject; (7) the benefits of our restructuring; (8) our success divesting of companies, assets, or brands we sell, or in integrating and supporting the companies we acquire; (9) our success in launching new products or platforms, including any new social media platform; (10) technological developments including artificial intelligence; (11) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (12) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (13) the security of our information technology systems or data; (14) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (15) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; (16) risks related to the Company’s liquidity and cash flow, including the ability of the Company to comply with debt service requirements and covenants contained in its credit facility; (17) risks related to the Stock Purchase Agreement and Director Appointment Agreement entered into by the Company with Allen Family Digital, LLC, including potentially adverse impacts on our business, results of operations, and stock price; and (18) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
###
Contacts
Juliana Clifton: pr@buzzfeed.com
Investor Relations Contact: investors@buzzfeed.com

BUZZFEED, INC.
Financial Highlights
(Unaudited, dollars in thousands)

	Three Months Ended March 31,		% Change
	2026	2025
Advertising	$17,146	$21,387	(20)%
Content	7,480	4,424	69%
Commerce and other	6,946	10,210	(32)%
Total revenue	$31,572	$36,021	(12)%
Loss from operations	$(13,476)	$(13,742)	2%
Net loss	$(15,146)	$(12,461)	(22)%
Adjusted EBITDA	$(7,819)	$(5,894)	(33)%

BUZZFEED, INC.
Condensed Consolidated Balance Sheets
(Unaudited, dollars and shares in thousands, except per share amounts)

	March 31, 2026 (Unaudited)	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$6,846	$8,465
Restricted cash	15,750	15,750
Accounts receivable (net of allowance for credit losses of $527 and $683 as at March 31, 2026 and December 31, 2025, respectively)	30,264	45,496
Prepaid expenses and other current assets	18,315	16,411
Total current assets	71,175	86,122
Property and equipment, net	3,980	4,504
Right-of-use assets	18,921	23,002
Capitalized software costs, net	25,386	24,245
Intangible assets, net	9,860	10,167
Goodwill	13,105	13,105
Film costs, net	19,221	19,397
Noncurrent restricted cash	3,524	3,524
Prepaid expenses and other assets	3,938	4,073
Total assets	$169,110	$188,139

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$19,829	$19,548
Accrued expenses	10,914	12,411
Deferred revenue	6,512	7,405
Accrued compensation	9,954	8,305
Current lease liabilities	8,950	12,706
Current debt	30,200	30,524
Other current liabilities	4,320	4,319
Total current liabilities	90,679	95,218
Noncurrent lease liabilities	13,259	14,725
Debt	28,148	27,861
Other liabilities	262	250
Total liabilities	132,348	138,054

Commitments and contingencies

Stockholders’ equity
Class A Common stock, $0.0001 par value; 700,000 shares authorized; 38,123 and 37,857 shares issued; 36,296 and 36,030 shares outstanding at March 31, 2026 and December 31, 2025, respectively	3	3
Class B Common stock, $0.0001 par value; 20,000 shares authorized; 1,343 and 1,343 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	1	1
Treasury stock, at cost, 1,827 and 1,827 shares at March 31, 2026 and December 31, 2025, respectively	(3,332)	(3,332)
Additional paid-in capital	737,535	735,992
Accumulated deficit	(694,669)	(679,588)
Accumulated other comprehensive loss	(3,422)	(3,715)
Total BuzzFeed, Inc. stockholders’ equity	36,116	49,361
Noncontrolling interests	646	724
Total stockholders’ equity	36,762	50,085
Total liabilities and stockholders’ equity	$169,110	$188,139

BUZZFEED, INC.
Condensed Consolidated Statements of Operations
(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$31,572	$36,021
Costs and expenses
Cost of revenue, excluding depreciation and amortization	22,364	23,492
Sales and marketing	3,468	4,258
General and administrative	13,184	14,362
Research and development	2,334	3,066
Depreciation and amortization	3,698	4,585
Total costs and expenses	45,048	49,763
Loss from operations	(13,476)	(13,742)
Other (expense) income, net	(347)	1,298
Interest expense, net	(1,537)	(1,171)
Change in fair value of warrant liabilities	102	1,234
Loss before income taxes	(15,258)	(12,381)
Income tax (benefit) provision	(112)	80
Net loss	(15,146)	(12,461)
Less: net (loss) income attributable to noncontrolling interests	(65)	210
Net loss attributable to BuzzFeed, Inc.	$(15,081)	$(12,671)
Net loss attributable to holders of Class A and Class B common stock:
Basic and diluted	$(15,081)	$(12,671)
Net loss per Class A and Class B common share:
Basic and diluted	$(0.40)	$(0.33)
Weighted average common shares outstanding:
Basic and diluted	37,623	38,683

BUZZFEED, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, USD in thousands)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net loss	$(15,146)	$(12,461)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	3,698	4,585
Unrealized loss (gain) foreign currency	415	(501)
Stock-based compensation	1,552	1,377
Change in fair value of warrants	(102)	(1,234)
Amortization of debt discount and deferred issuance costs	263	546
Deferred income tax	(30)	3
Provision for credit losses	(157)	(129)
Noncash lease expense	4,039	4,716
Changes in operating assets and liabilities:
Accounts receivable	15,350	13,131
Prepaid expenses and other current assets and prepaid expenses and other assets	(1,949)	(3,163)
Film costs	153	—
Accounts payable	559	(6,886)
Accrued compensation	1,667	1,372
Accrued expenses, other current liabilities, and other liabilities	(1,565)	4,277
Lease liabilities	(5,169)	(5,952)
Deferred revenue	(893)	1,663
Cash provided by operating activities	2,685	1,344

Investing activities:
Capital expenditures	(244)	(388)
Capitalization of internal-use software	(3,953)	(3,128)
Business combination, net of cash acquired	—	(233)
Proceeds from sale of asset	75	300
Cash used in investing activities	(4,122)	(3,449)

Financing activities:
Borrowings from film financing arrangements	421	—
Payment on Convertible Notes	—	(285)
Payment of consent solicitation fees	—	(2,089)
Payment of film financing arrangements for feature films	(218)	—
Payment of Term Loan's debt issuance / modification costs	(280)	—
Payment for shares withheld for employee taxes	(10)	(25)
Payment of at-the-market offering issuance costs, net	(69)	(55)
Cash used in financing activities	(156)	(2,454)
Effect of currency translation on cash and cash equivalents	(26)	237
Net decrease in cash and cash equivalents	(1,619)	(4,322)
Cash and cash equivalents and restricted cash at beginning of period	27,739	38,648
Cash and cash equivalents and restricted cash at end of period	$26,120	$34,326

BUZZFEED, INC.
Reconciliation of GAAP to Non-GAAP
(Unaudited, USD in thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(15,146)	$(12,461)
Income tax (benefit) provision	(112)	80
Interest expense, net	1,537	1,171
Other expense (income), net	347	(1,298)
Depreciation and amortization	3,698	4,585
Stock-based compensation	1,552	1,377
Change in fair value of warrant liabilities	(102)	(1,234)
Restructuring(1)	329	1,886
Amortization of capitalized interest for content(2)	78	—
Adjusted EBITDA	$(7,819)	$(5,894)
Adjusted EBITDA margin	(24.8)%	(16.4)%
Net loss as a percentage of revenue(3)	(48.0)%	(34.6)%
________________________________

(1) We exclude restructuring expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparison to our past operating performance.

(2) Reflects the non-cash amortization of interest costs that were capitalized as part of capitalized film costs; this add-back aligns the treatment of capitalized interest with the exclusion of interest expense from Adjusted EBITDA.

(3) Net loss as a percentage of revenue is included as the most comparable GAAP measure to Adjusted EBITDA margin, which is a non-GAAP measure.